EXHIBIT 99
AGOURON CONTACT:                                  WARNER-LAMBERT CONTACTS:
Donna Nichols  (619) 622-3009

               MEDIA CONTACT:
                                                  Carol Goodrich (973) 540-3620
                                                  INVESTOR RELATIONS CONTACT:
                                                  George Shields (973) 540-6916
                                                  John Howarth   (973) 540-4874


                             FOR IMMEDIATE RELEASE

                        WARNER-LAMBERT TO ACQUIRE AGOURON
                            FOR $2.1 BILLION IN STOCK

     Two Industry Leaders to Build Complementary Capabilities in Drug Discovery


         MORRIS PLAINS, NJ, and LA JOLLA, CA, January 26, 1999 -- Warner-Lambert Company (NYSE: WLA) today announced a definitive agreement to acquire Agouron Pharmaceuticals, Inc. (Nasdaq: AGPH), an integrated pharmaceutical company committed to the discovery and development of innovative therapeutic products for treatment of cancer, AIDS and other serious diseases. Agouron achieved total revenues of $467 million for the fiscal year ended June 30, 1998.

         Under the terms of the agreement, which is valued at approximately $2.1 billion, each share of Agouron stock will be exchanged for approximately $60 worth of Warner-Lambert stock so long as the price of Warner-Lambert stock is between $64.52 and $74.00 at the close of the transaction. In no event will Agouron shareholders receive less than 0.8108 share of Warner-Lambert common stock for each share of Agouron common stock, nor more than 0.93 share of Warner-Lambert common stock for each share of Agouron common stock. The exact exchange ratio will be based on the average price of Warner-Lambert stock prior to closing. The transaction will be accounted for as a pooling of interests and is intended to qualify as a tax-free exchange. It will require the approval of Agouron's shareholders and the customary regulatory approvals. The transaction will not require Warner-Lambert shareholder approval and is expected to be non-dilutive to the Company's future earnings. Under certain circumstances if the merger agreement is terminated, Warner-Lambert has the option to
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purchase up to 19.9% of  Agouron's  common  stock and has the right to a fee of at least $60 million.

         Melvin R. Goodes, Warner-Lambert chairman and chief executive officer, said, "The acquisition of Agouron is consistent with our long-term strategy to supplement our internally generated growth with alliances, acquisitions, licensing agreements and other creative partnerships. In taking this action, we believe we have strategically enhanced our prospects for long-term growth without sacrificing our ability to meet expectations of superior near-term earnings performance. We believe that by concentrating our resources and expanding into important new therapeutic categories, we will be well-positioned to continue our impressive growth in the pharmaceutical sector, even in the face of challenging market conditions and an increasingly global business environment."

         Peter Johnson, Agouron president and chief executive officer, said, "This is a carefully considered strategic move to maximize Agouron's long-term ability to bring forward new drugs for patients confronted by cancer, viral infections, and diseases of the eye and, at the same time, to contribute its scientific strengths to Warner-Lambert's efforts to discover innovative drugs in other important therapeutic fields. Our Board unanimously concluded that this transaction is in the best interests of shareholders, as it should provide prospects for further value enhancement based on Warner-Lambert's impressive performance record."

         Through this transaction, Warner-Lambert will markedly augment its new product pipeline and will significantly expand its presence in important therapeutic areas such as anti-virals and oncology. In addition to gaining access to several promising late-stage compounds, the acquisition immediately provides Warner-Lambert with the market leading HIV product for the treatment of HIV in adults and children. VIRACEPT(R) (nelfinavir mesylate), Agouron's first commercial product, is an HIV protease inhibitor that received marketing clearance from the U.S. Food and Drug Administration in 1997.

         "Warner-Lambert's acquisition of Agouron is another demonstration of our commitment to sustain our position among the fastest growing companies in the pharmaceutical industry. We have already made significant progress by more than doubling our worldwide pharmaceutical business in less than two years. In 1996, our worldwide pharmaceutical revenues totaled $2.5 billion. By the end of 1999, we expect they will exceed $7 billion. This merger is intended to strengthen our research and development capabilities through access to complementary technologies such as structure-based drug design," said Anthony H. Wild, president, pharmaceutical sector of Warner-Lambert.

         Warner-Lambert and Agouron agreed that this transaction will enhance both companies' capabilities in drug discovery. Agouron will gain global reach in development and commercial infrastructure, which is of particular importance with several new product launches anticipated in the next few years. Agouron will also benefit from additional resources that will permit it to expand its innovative approach to rational drug design.

         Agouron, based in La Jolla, California, is an integrated pharmaceutical company engaged in the discovery, development and commercialization of drugs for treatment of cancer, viral diseases, and diseases of the eye. The Company is distinguished as an innovator and leader in the design of novel synthetic drugs based upon the molecular structures of target proteins that play key roles in human disease. It has integrated this technology with high-throughput screening of combinatorial chemical libraries. Agouron's anti-HIV drug, VIRACEPT, marketed in North America by the Company's own commercial organization, is the market leader of drugs for treatment of HIV infection and AIDS in the United States. The company employs more than 1000 people of whom approximately 700 are engaged in research and development.

         Warner-Lambert is a worldwide company devoted to discovering, developing, manufacturing, and marketing quality pharmaceutical, consumer health care, and confectionery products. Warner-Lambert employs more than 40,000 people worldwide.

         Statements made in this press release that state "we believe," or other wise state the Company's predictions for the future are forward-looking statements. Actual results might differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company's Annual Report on Form 10K for the year ended June 30, 1998 filed with the U.S. Securities and Exchange Commission. For a copy of this filing, please call the media or investor relations contacts listed on this press release.

Note  to   Editors:   For  more   information   on   Agouron,   you  may   visit
the   Agouron   Web  Site  at:
http://www.agouron.com and for more information on Warner-Lambert's you may go to www.warner-lambert.com.

VIRACEPT(R) is a registered trademark of Agouron Pharmaceuticals, Inc.

         VIRACEPT is indicated for the treatment of HIV infection when antiretroviral therapy is warranted. This indication is based on analyses of surrogate marker changes in patients who received VIRACEPT in combination with nucleoside analogues or alone for up to 24 weeks. At present, there are no results from controlled trials evaluating the effect of therapy with VIRACEPT on clinical progression of HIV infection, such as survival or the incidence of opportunistic infections.

         The most commonly observed adverse event of moderate or greater severity in clinical trials of VIRACEPT was diarrhea, which was generally controlled with over-the-counter medications. New onset or exacerbation of diabetes mellitus and hyperglycemia, as well as increased bleeding in patients with hemophilia types A and B, have been reported with protease inhibitors.

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